As filed with the Securities and Exchange Commission on March 31, 2026

Registration No. 333-288597

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-288597

UNDER THE SECURITIES ACT OF 1933

ONAR Holding Corporation
(Exact name of registrant as specified in its charter)

Nevada	47-2200506
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

ONAR Holding Corporation

990 Biscayne Blvd,

5th Floor Miami, FL 33132

(213) 437-3081

(Address of Principal Executive Offices, Zip Code)

____________________________

ONAR HOLDING CORPORATION 2025 OMNIBUS INCENTIVE PLAN

(Full Title of the Plan)

____________________________

Claude Zdanow

Chief Executive Officer

990 Biscayne Blvd, 5th Floor

Miami, FL 33132

(213) 437-3081

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:

J.R. Lanis

Baker & Hostetler LLP

1900 Avenue of the Stars

Suite 2700,

Los Angeles, CA 90067-4301

(310) 820-8800

____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer, “ “accelerated filer, “ “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to Registration Statement No. 333-288597 on Form S-8 (the “Registration Statement,”), filed with the Securities and Exchange Commission (the “SEC”) by ONAR Holding Corporation  (the “Company” or “ONAR”) on July 10, 2025 pertaining to the registration of 45,000,000 shares of common stock pursuant to the ONAR Holding Corporation 2025 Omnibus Incentive Plan. The offerings of the shares pursuant to the Registration Statement have been terminated.

In accordance with the undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered pursuant to the Registration Statement which remains unsold at the termination of the offerings, the Company hereby terminates the effectiveness of the Registration Statement and removes from registration all shares registered under the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities. After giving effect to this Post-Effective Amendment, there will be no remaining securities registered by the Company pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ONAR certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on March 31, 2026.

ONAR Holding Corporation

By:	/s/ Claude Zdanow
Name:	Claude Zdanow
Title	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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